Exhibit 10.1

WARRANT REPRICING AND EXERCISE AGREEMENT

This WARRANT REPRICING AND EXERCISE AGREEMENT (this "Agreement") is made as of November 12, 2015, effective as of June 15, 2015, by and among Boston Therapeutics, Inc., a Delaware corporation (the "Company") and CJY Holdings Limited (the "Holder").

WHEREAS, the Holder is the listed owner of: (i) a Common Stock Purchase Warrant, dated August 6, 2013 (the "August 2013 Warrant"), under which the Holder has the right to purchase 3,333,320 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") at an exercise price per share of $0.50 and (ii) a Common Stock Purchase Warrant, dated February 27, 2013, under which the Holder has the right to purchase 250,000 shares of Common Stock at an exercise price per share of $1.00 (the "February 2013 Warrant" and, collectively with the August 2013 Warrant, the "Existing Warrants");

WHEREAS, the Company believes it is in the best interest of the Company to decrease the exercise price of the Existing Warrants to $0.16744 per share (the "New Exercise Price") in consideration of the Holder's immediate exercise of the Existing Warrants; and

WHEREAS, the Holder desires to immediately exercise a portion of the Existing Warrants providing for the issuance of 1,194,440 shares of common stock upon entering into this Agreement and the resulting reduction in the exercise price of the Existing Warrants to the New Exercise Price.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

REPRICING AND EXERCISE OF EXISTING WARRANTS

Section 1.01                          Repricing of Existing Warrants.  By their mutual execution of this Agreement, and pursuant to Section 6(1) of the August 2013 Warrant and Section 6(1) of the February 2013 Warrant, the Company and the Holder hereby amend the Existing Warrants to reduce the exercise price thereof to the New Exercise Price.

Section 1.02                          Exercise of Existing Warrants.  Simultaneously with the mutual execution of this Agreement and the resulting reduction in the exercise price of the Existing Warrants, the Holder hereby exercises a portion of the Existing Warrants and agrees in connection therewith and pursuant to the terms of the Existing Warrants to purchase an aggregate of 1,194,440 shares of Common Stock (the "Warrant Shares") from the Company at the New Exercise Price for a total cash exercise price of US$200,000 (the "Purchase Price").

Section 1.03                          Valid Exercise of Warrants.  The Holder and the Company acknowledge and agree that the provisions of this Agreement shall be in lieu of and notwithstanding any provisions of the Existing Warrants required for the exercise thereof, and that the exercise of the Existing Warrants pursuant to the terms of this Agreement is and shall be a valid exercise thereof for all purposes.

ARTICLE 2.

CLOSING

Section 2.01                          Closing.  The closing of the transactions contemplated hereby shall occur on the date first written above (the "Closing Date").

Section 2.02                          Deliveries.  On the Closing Date, and notwithstanding the terms of the Existing Warrants to the contrary:

(a)            The Company will instruct its transfer agent to deliver to the Holder at its address designated by the Holder a certificate for the Warrant Shares.

(b)            The Holder shall transmit to the Company the Purchase Price by wire transfer of immediately available fund to an account designated by the Company.

(c)            The Holder shall deliver the originally executed Existing Warrants to the Company for cancellation, it being acknowledged and agreed that upon delivery of the Warrant Shares to the Holder, the Existing Warrants shall for all purposes be deemed fully exercised and terminated.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Holder as follows:

Section 3.01                          Corporate Power; Authorization. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to issue the Warrant Shares and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement, the compliance with the provisions hereof will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.

Section 3.02                          Issuance and Delivery of the Warrant Shares.  Upon due payment for the Warrant Shares in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and nonassessable.  The issuance and delivery of the Warrant Shares is not subject to preemptive or any other similar rights of the stockholder of the Company or any liens or encumbrances.

ARTICLE 4.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDER

The Holder hereby represents and warrants to the Company as follows:

Section 4.01                          Corporate Power; Authorization  (a) Holder has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of such Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally.

Section 4.02                          Investment Experience.  Holder is and "accredited investor" as defined under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act").  Holder is furthermore a sophisticated investor with experience in investments of the securities of biotechnology companies similar to the Company.  Holder is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrant Shares. Holder has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the acquisition of the Warrant Shares.

Section 4.03                          Investment Intent. Holder is acquiring the Warrant Shares for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Holder understands that its acquisition of the Warrant Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Holder's investment intent as expressed herein.  Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Warrant Shares except in compliance with the Securities Act.  Holder further acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

Section 4.04                          No Legal, Tax or Investment Advice. Holder understands that nothing in this Agreement or any other materials presented to Holder or discussions had by the Holder with the Company in connection with the acquisition of the Warrant Shares constitutes legal, tax or investment advice.  Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Warrant Shares.

Section 4.05                          No Governmental Review. Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Warrant Shares.

Section 4.06                          No General Solicitation.  The Holder has a substantial, pre-existing relationship with the Company and was not solicited to enter into this Agreement by any means of general solicitation.

Section 4.07                          Legend.  Holder understands that, until such time as a registration statement covering the resale of the Warrant Shares has been declared effective or the Warrant Shares may be sold pursuant to Rule 144 under the Securities Act, the Warrant Shares shall bear a customary legend evidencing the restricted nature of the Warrant Shares.

Section 4.08                          No Registration Rights for Securities.  Holder acknowledges that the Company is offering no registration rights or obligation to register Warrant Shares for sale as part of this Agreement and any future registration rights or inclusion in a registration statement to sell Warrant Shares will be at the sole discretion of the Company.

ARTICLE 5.

MISCELLANEOUS

Section 5.01                          Waivers and Amendments. The terms of this Agreement may be waived or amended with the written consent of the Company and the Holder.

Section 5.02                          Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws the State of New Hampshire, without any regard to conflicts of laws principles.

Section 5.03                          Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

Section 5.04                          Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes any and all previous discussions, negotiations, promises, agreements or understandings of the parties with respect to such subject matter.

Section 5.05                          Severability of this Agreement.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.06                          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  A facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.  Delivery of a counterpart signature hereto by facsimile or email/.pdf transmission shall be deemed validly delivery thereof.

Section 5.07                          Construction; Headings.  This Agreement shall be deemed to be jointly drafted by the Company and the Buyer and shall not be construed against any person as the drafter hereof.  The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

Section 5.08                          Currency.  All references to "dollars" or "$" in this Agreement shall be deemed to refer to United States dollars.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

BOSTON THERAPEUTICS, INC.

By: /s/David Platt
       Name: David Platt
        Title: CEO

CJY HOLDINGS LIMITED

By: /s/Cheng Chi Him
       Name: Cheng Chi Him
        Title: